UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 21, 2012 (December 17, 2012)

Q Lotus Holdings, Inc.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	000-52595 (Commission File Number)	14-1961383 (I.R.S. Employer Identification Number)

520 North Kingsbury Street, Suite 1810, Chicago, IL 60654
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (312) 379-1800

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Marckensie Theresias resigned as Director and Chairman of the Board of Directors of Q Lotus Holdings, Inc. (the “Company”) effective on December 17, 2012 for personal reasons.

Pursuant to the by-laws of the Company, the Board of Directors unanimously elected Gary Rosenberg to become Chairman of the Board of Directors of Q Lotus Holdings, Inc. in addition to his current positions of President and Chief Executive Officer. Pursuant to the by-laws of the Company, the Board of Directors unanimously elected Timothy Bellcourt to fill the vacant seat on the Board of Directors of Q Lotus Holdings, Inc. Mr. Bellcourt has over 25 years of experience in the asset-based lending industry and has been involved in audit management, loan administration, portfolio management, credit underwriting, marketing, and profit and loss responsibilities. He has worked for organizations such as LaSalle Business Credit, NBD Business Credit, GE Capital Corporation, and US Bank. Mr. Bellcourt has successfully started independent asset based lending companies, and has served as a consultant for Wells Fargo’s Special Asset Group.

Item 9.01 Financial Statements And Exhibits.

(c)	Exhibits.

10.49	Resignation Letter from Marckensie Theresias

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q LOTUS HOLDINGS, INC.
(Registrant)

Date: December 21, 2012	By:	/s/ Gary A. Rosenberg
Gary A. Rosenberg
Chief Executive Officer